Exhibit 23(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 27, 2008, relating to the consolidated financial statements and consolidated financial statement schedule of Sotheby’s (which report expresses an unqualified opinion and includes an explanatory paragraph referring to the Company’s adoption of Statement of Financial Accounting Standards No. 123 (R), “Share-Based Payment,” as revised effective January 1, 2006, the recognition and disclosure provisions of Statement of Financial Accounting Standards No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans--an amendment of FASB Statements No. 87, 88, 106 and 132(R),” effective December 31, 2006 as well as FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes—An Interpretation of FASB Statement No. 109,” effective January 1, 2007) and the effectiveness of Sotheby’s internal control over financial reporting appearing in the Annual Report on Form 10-K of Sotheby’s for the year ended December 31, 2007.

/s/ DELOITTE & TOUCHE LLP

New York, New York
May 29, 2008